Exhibit 10.1.1

NEPHROGENEX, INC.
RESTRICTED STOCK UNIT GRANT NOTICE

Nephrogenex, Inc. (“Company”) hereby awards to Participant a Restricted Stock Unit Award covering the number of restricted stock units (“RSUs”) set forth below (“Award”).  This Award shall be evidenced by a Restricted Stock Unit Award Agreement (“Agreement”).  This Award is subject to all of the terms and conditions as set forth in this Grant Notice and in the Agreement, which is attached hereto and incorporated in its entirety.  Capitalized terms not explicitly defined in this Grant Notice but defined in the Agreement will have the same definitions as in the Agreement.

Participant:	Pierre Legault

Date of Grant:	November 7, 2013

Number of RSUs:	156,000

Vesting Commencement Date:	October 21, 2013

Expiration Date of the RSUs:	November 6, 2023

Time-Based Vesting Schedule:  Subject to acceleration in certain cases described in the Agreement, the time-based vesting schedule for the RSUs is as follows: 25% of the RSUs will vest on the one-year anniversary of the Vesting Commencement Date, and the remaining 75% of the RSUs will vest in equal monthly installments, on the 1st day of each calendar month, beginning with November 1, 2014 and continuing for 36 months thereafter, provided however, that to be credited with time-based vesting, Participant must remain in Service on each applicable vesting date.

Additional Terms/Acknowledgements:  By signing below, Participant acknowledges receipt of, and understands and agrees to, this Grant Notice and the Agreement.  Participant acknowledges his obligation to satisfy any tax withholding obligations imposed on the Company with respect to the grant or vesting of the RSUs, or the delivery of the underlying Common Stock, as a condition to the receipt of any stock hereunder, including by requiring a cash payment to the Company by Participant.

NEPHROGENEX, INC.:		PARTICIPANT:

By:	/s/ Richard J. Markham	/s/ Pierre Legault
Signature		Signature

Title:	11/7/13	Date:	November 7, 2013

RSU Award No.:

Participant:

NEPHROGENEX, INC.

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (“Agreement”), Nephrogenex, Inc. (“Company”) has awarded Participant the number of restricted stock units (“RSUs”) indicated in the Grant Notice (collectively, the “Award”).  Subject to adjustment and the terms and conditions as provided in this Agreement, each RSU shall represent the right to receive one (1) share of Common Stock as set forth in Section 3 below.  Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Company’s 2005 Stock Option Plan, as amended and restated on August 13, 2007 (the “2005 Stock Option Plan”).  This Agreement shall be deemed to be signed by the Company and Participant upon the signing by Participant of the Restricted Stock Unit Grant Notice to which it is attached.

The details of this Award, in addition to those set forth in the Grant Notice, are as follows.

1.                                      NUMBER OF RSUS AND SHARES OF COMMON STOCK.

(a)                                 The number of RSUs subject to Participant’s Award, and the number of shares of Common Stock deliverable with respect to such RSUs, will be equitably adjusted to reflect Capitalization Adjustments.  Participant shall receive no benefit or adjustment to the Award with respect to any cash dividend or other distribution that does not result from any such Capitalization Adjustment; provided, however, that this sentence shall not apply with respect to any shares of Common Stock, if any, that are delivered to Participant in connection with this Award after such shares have been delivered.

(b)                                 Any additional RSUs or shares of Common Stock that become subject to the Award pursuant to this Section 1 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other RSUs and Common Stock covered by the Award.

(c)                                  Notwithstanding the provisions of this Section 1, no fractional RSUs or rights for fractional shares of Common Stock shall be created pursuant to this Section 1.  The Board shall, in its discretion, determine an equivalent benefit for any fractional RSUs or fractional shares that might be created by the adjustments referred to in this Section 1.

2.                                      VESTING REQUIREMENTS AND EXPIRATION OF RSUS.  The RSUs shall vest, if at all, as set forth below.  There are two separate vesting requirements applicable to the RSUs (a time-based requirement and a liquidity-based requirement).  Unless otherwise provided in this Agreement, both of these vesting requirements must be satisfied before the Expiration Date as a condition to any payment or delivery of shares of Common Stock to Participant under this Award.

(a)                                 Time-Based Vesting Requirement.  The time-based vesting requirement with respect to the RSUs or any installment of the RSUs is satisfied if Participant has remained in Service from the Date of Grant of the RSUs through the applicable vesting dates set forth in

Participant’s Grant Notice.  Time-based vesting shall cease as of the date that Participant’s Service ceases, and any RSUs that have not vested under the time-based vesting requirement shall terminate and be forfeited back to the Company on the date Participant’s Service terminates.  Notwithstanding any contrary provisions of this Agreement or the Grant Notice, the time-based vesting requirement will be deemed to be satisfied in full (i) on the effective date of a Change in Control, or (ii) on the date Participant experiences a Qualifying Termination.

(b)                                 Liquidity-Based Vesting Requirement.  The liquidity-based vesting requirement with respect to an RSU is satisfied upon the first to occur of (i) the effective date of a Change in Control, or (ii) the occurrence of the Capital Increase (as defined in the Employment Agreement).

3.                                      DATE OF ISSUANCE.

(a)                                 Regular Delivery Dates.  Unless Section 3(b) of this Agreement applies, the Company shall deliver to Participant in respect of RSUs that have not been previously terminated or forfeited, one (1) share of Common Stock for each RSU that has satisfied both the time-based and liquidity-based vesting requirements in accordance with Section 2 herein, on: (i) the effective date of a Change in Control, (ii) the occurrence of the Capital Increase, in the case of RSUs that have satisfied the time-based vesting requirement on or prior to that date, or (iii) in the case of RSUs that satisfy the time-based vesting requirement after the occurrence of the Capital Increase, the date such RSUs satisfy the time-based vesting requirement (each such delivery date is a “Regular Delivery Date”).  As an additional condition to Participant’s receipt of shares of Common Stock on a Regular Delivery Date, Participant must have remained in continuous Service from the Date of Grant through such Regular Delivery Date.  Accordingly, if Participant’s Service terminates before a Regular Delivery Date for any installment of the RSU (and unless Section 3(b) of this Agreement applies), then the RSU will terminate and will be forfeited and cancelled with respect to the shares that have not yet vested as of the date Participant’s Service terminates and those shares will not be issued to Participant.

(b)                                 Notwithstanding Sections 2(b) and 3(a) of this Agreement, the Company shall deliver to Participant on the date of Participant’s Qualifying Termination (the “Accelerated Delivery Date”) one (1) share of Common Stock for each RSU that has not been previously settled under Section 3(a) above, terminated, or otherwise forfeited as of the Accelerated Delivery Date.

(c)                                  The Company may settle an RSU upon a Change in Control by delivering other consideration to Participant with a fair market value equal in the aggregate to the value of the shares of Common Stock for which the RSU is being settled, including but not limited shares of the capital stock of the acquirer or surviving entity of such Change in Control or its affiliates.  If a scheduled Delivery Date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.  The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(d)                                 Any RSU that has not vested by the Expiration Date will then expire.

4.                                      CONSIDERATION FOR AWARD.  This Award has been granted in consideration of Participant’s past or future expected services to the Company.  Subject to Section 10 below, except as otherwise provided in the Grant Notice, Participant will not be required to make any payment to the Company (other than the provision of past and future services for the Company) with respect to Participant’s receipt of the Award, vesting of the RSUs, or the delivery of the shares of Common Stock or the Cash Payment.

5.                                      SECURITIES LAW COMPLIANCE.  Participant may not be issued any Common Stock under the Award unless either (i) the shares of Common Stock are then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  The Award must also comply with other applicable laws and regulations governing the Award, and Participant shall not receive such Common Stock if the Company determines that such receipt would not be in compliance with such laws and regulations.

6.                                      RESTRICTIVE LEGENDS.  The Common Stock issued under the Award, if any, shall be endorsed with appropriate legends, if any, determined by the Company.

7.                                      TRANSFER RESTRICTIONS.  Prior to the time that shares of Common Stock have been delivered to Participant, Participant may not transfer, pledge, sell or otherwise dispose of all or any portion of the RSUs or the shares of Common Stock issuable in respect of the RSUs, except as expressly provided in this Section 7.  For example, Participant may not use shares that may be issued in respect of the RSUs as security for a loan, nor may Participant transfer, pledge, sell or otherwise dispose of such shares.  Any shares of Common Stock issued to Participant under this Agreement will be subject to the same transfer restrictions and other limitations on sale, disposition or transfer as described in Sections 7 through 10 of the Stock Option Agreement between Participant and the Company dated January 23, 2013, as amended.

(a)                                 Lock-Up Period.  Participant agrees that upon receipt of the Common Stock underlying the RSUs, Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by Participant, for a period of one hundred eighty (180) days following the IPO Date or such longer period as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this Section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period.  Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Participant’s shares of Common Stock until the end of such period.  The underwriters of the Company’s stock are intended third party beneficiaries of this Section 7(a) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(b)                                 Death.  Upon receiving written permission from the Board or its duly authorized designee, Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of Participant’s death, shall thereafter be entitled to receive any distribution of Common Stock or other consideration to which Participant was entitled at the time of Participant’s death pursuant to this Agreement.  In the absence of such a designation, Participant’s executor or administrator of Participant’s estate shall be entitled to receive, on behalf of Participant’s estate, such Common Stock or other consideration.

(c)                                  Certain Trusts.  Upon receiving written permission from the Board or its duly authorized designee, Participant may transfer the RSUs to a trust if Participant is considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the RSUs are held in the trust, provided that Participant and the trustee enter into transfer and other agreements required by the Company.

(d)                                 Domestic Relations Orders.  Upon receiving written permission from the Board or its duly authorized designee, and provided that Participant and the designated transferee enter into transfer and other agreements required by the Company, Participant may transfer the RSUs or other consideration hereunder, pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer.  Participant is encouraged to discuss the proposed terms of any division of the RSUs with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order.

8.                                      AWARD NOT A SERVICE CONTRACT.  This Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on the part of Participant to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service.  In addition, nothing in this Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that Participant might have as an Employee, Consultant or Director of the Company or any Affiliate.

9.                                      UNSECURED OBLIGATION.  This Award is unfunded, and even as to any RSUs that vest, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock or make the Cash Payment pursuant to this Agreement.  Participant shall not have voting or any other rights as a stockholder of the Company with respect to any Common Stock acquired pursuant to this Agreement until such Common Stock is issued pursuant to Section 3 of this Agreement.  Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

10.                               WITHHOLDING OBLIGATIONS.

(a)                                 At such time as Participant receives a distribution of Common Stock pursuant to the Award, or at any time thereafter as requested by the Company, Participant agrees to provide the Company an amount in cash that is sufficient to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with the Award (“Withholding Taxes”).  Notwithstanding the above, the Company, in its sole discretion, may permit a Participant to satisfy any required withholding from the Common Stock issuable to such Participant.  If the tax withholding obligations are satisfied through the use of shares subject to the Award, the Company will withhold shares of Common Stock with a Fair Market Value (measured as of the date shares of Common Stock are delivered pursuant to Section 3) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b)                                 Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to Participant any Common Stock.

11.                               NOTICES.  Any notices required to be given or delivered to the Company under the terms of this Award shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to their address as on file with the Company at the time notice is given.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12.                               HEADINGS.  The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

13.                               AMENDMENT.  This Agreement may be amended only by a writing executed by the Company and Participant which specifically states that it is amending this Agreement.

14.                               MISCELLANEOUS.

(a)                                 All covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)                                 Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.

(c)                                  Participant acknowledges and agrees that Participant has reviewed the Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understand all of its provisions.

(d)                                 This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)                                  All obligations of the Company under this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.                               EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

16.                               CHOICE OF LAW.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the state of New York without regard to such state’s conflicts of laws rules.  Participant hereby submits to the jurisdiction of the state and federal courts encompassing the location of the Company’s principal headquarters for the resolution of any disputes or claims regarding this Agreement.

17.                               SEVERABILITY.  If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.                               SECTION 409A OF THE INTERNAL REVENUE CODE.  It is intended that the delivery of shares in respect of the RSUs provided under this Agreement satisfies, to the greatest extent possible, the exemption from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Section 1.409A-1(b)(4) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions.  To the extent not so exempt, the delivery of shares in respect of the RSUs provided under this Agreement (and any definitions in this Agreement and in the Grant Notice governing the Award) will be construed in a manner that complies with Section 409A and incorporates by reference all required definitions and payment terms.  If this Award is not exempt from, and is therefore deemed to be deferred compensation subject to, Section 409A, and if Participant is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) as of the date of Participant’s separation from service (within the meaning of Treasury Regulations Section 1.409A-1(h)), than the issuance of any shares that would otherwise be made upon the date of Participant’s separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of Participant’s separation from service, with the balance of the shares issued thereafter in accordance with the original issuance schedule, but if and only to the extent that the delay in issuance of the shares is necessary to avoid the imposition of taxation on Participant in respect of the shares under Section 409A.  Each installment of RSUs that vests is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).  Notwithstanding the above, the Company makes no representations to

Participant regarding the compliance of this Agreement or the RSUs with Section 409A, and Participant is solely responsible for the payment of any taxes or penalties arising under Section 409A(a)(1) of the Internal Revenue Code, or any state law of similar effect, with respect to the grant or vesting of the RSUs or the delivery of the shares subject to this Award.

19.                               SURVIVAL.  Provisions of this Agreement which by their terms must survive the termination of this Agreement in order to effectuate the intent of the parties will survive any such termination for such period as may be appropriate under the circumstances.

20.                               DEFINITIONS.  For purposes of this Agreement, capitalized terms that are not otherwise defined shall have the following definitions:

(a)                                 “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act.  The Board shall have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to this Award after the Date of Grant of the RSUs (specified in the Grant Notice) without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.

(d)                                 “Change in Control” means the occurrence, in a single transaction or in a series of related transactions occurring after the date of grant of this Award, of any one or more of the following events:

(i)                                    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) because of a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, or (B) because of an IPO.

(ii)                                there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii)                            there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries during any twelve month period, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the above, to the extent any payment hereunder upon such Change in Control is deferred compensation that is subject to Section 409A of the Code, and not otherwise exempt from complying with the provisions of the statute, then a Change in Control shall only be deemed to occur if the Change in Control also qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of a corporation’s assets as defined in Treasury Regulation Section 1.409A-3(i)(5).

(e)                                  “Common Stock” means the common stock of the Company.

(f)                                   “Consultant” refers to Participant’s status if he/she is rendering consulting or advisory services to the Company or an Affiliate.

(g)                                 “Director” means Participant is rendering services as a member of the Board.

(h)                                 “Disability” means a condition entitling Participant to long-term disability benefits under any policy, plan or program sponsored by the Company.  In the absence of any such policy, plan or program, the term “Disability” has the meaning set forth in Section 22(e)(3) of the Internal Revenue Code.  Notwithstanding the above, if necessary to comply with Section 409A of the Code, a “Disability” shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(4).

(i)                                    “Employee” refers to Participant’s status during such times as he/she is employed by the Company or an Affiliate.

(j)                                    “Employment Agreement” means that certain Executive Employment Agreement between Participant and the Company dated November 7, 2013.

(k)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)                                    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company,

(iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Agreement, is the Owner, directly or indirectly, of the Company’s then outstanding securities.

(m)                             “Fair Market Value” means, as of any date, the value of the Common Stock determined in good faith by the Board in its discretion.

(n)                                 “IPO” means the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

(o)                                 “IPO Date” means the date upon which the registration statement (referenced in the definition of “IPO”) is declared effective.

(p)                                 “Officer” means any person designated by the Company as an officer.

(q)                                 “Own,” “Owned,” “Owner,” “Ownership” means a person or entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(r)                                  “Qualifying Termination” means a termination from Service initiated by the Company without Cause (as defined in the Employment Agreement), initiated by Participant with Good Reason (as defined in the Employment Agreement), or a termination from Service because of Participant’s death or Disability.  Participant’s voluntary resignation from Service without Good Reason or the termination of Participant’s Service for Cause will not constitute a Qualifying Termination.

(s)                                   “Securities Act” means the Securities Act of 1933, as amended.

(t)                                    “Service” means that Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which Participant renders service to the Company or an Affiliate as an Employee, Director, or Consultant or a change in the entity for which Participant renders such service, provided that there is no interruption or termination of their service with the Company or an Affiliate, shall not terminate Participant’s Service; provided, however, if the entity for which he is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Service shall be considered to have terminated on the date such entity ceases to qualify as an Affiliate.  Participant’s Service shall be deemed to continue for purposes of this Agreement while Participant is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing, or (ii) continued crediting of Service is required by applicable law.

(u)                                 “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

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